Exhibit 10.1

Bank of America, N.A.

WA1-501-32-37

800 Fifth Avenue, Floor 32

Seattle, WA  98104

Prospect Medical Group, Inc.

400 Corporate Pointe, Suite 525

Culver City, CA 90230

Re:  Letter agreement regarding certain further conditions to Forbearance Agreement.

Ladies and gentlemen:

This letter is the side letter referenced in Section 1.4(vi) of the Amended and Restated Forbearance Agreement (the “Forbearance Agreement”) dated April 10, 2008, entered into by and among Prospect Medical Holdings, Inc. (“Holdings”), Prospect Medical Group, Inc. (“Prospect” and, collectively with Holdings, the “Borrowers” and each, individually, a “Borrower”), Bank of America, N.A., as Administrative Agent (in such capacity, the “First Lien Administrative Agent”), and the lenders party hereto (collectively, the “First Lien Lenders”).  Terms not otherwise defined herein shall have the meaning assigned thereto in the Forbearance Agreement.

In connection with the execution of the Forbearance Agreement, the First Lien Administrative Agent and the First Lien Lenders require, and the Borrowers hereby agree to provide no later than April 17, 2008, each of (a) a comprehensive business plan regarding the Borrowers’ plan for divesting certain assets, which plan shall include, among other things, projected milestones, timing for planned sales, and identification of the assets targeted for sale (the “Divestiture Plan”); and (b) projections, consistent with the projections required pursuant to Section 1.4(a)(ix) of the Forbearance Agreement, incorporating such Divestiture Plan on a pro forma basis.  Each of the foregoing documents shall be in form and substance satisfactory to the First Lien Administrative Agent and the First Lien Lenders.

The Borrowers, by their execution hereof, hereby acknowledge and agree that the foregoing requirements set forth above constitute further, supplemental conditions to the Forbearance Period under Section 1.4 of the Forbearance Agreement, and that failure to so provide such items within the time period specified shall result in an immediate Event of Default and termination of the Forbearance Period in accordance with Section 1.4(b) of the Forbearance Agreement.

This side letter shall become effective concurrently with the effectiveness of the Forbearance Agreement and shall constitute a Loan Document.  Each provision set forth in Article IV of the Forbearance Agreement shall be applicable hereto and incorporated by reference, mutatis mutandis, as if set forth verbatim herein.

[Signature Page Follows]

Very truly yours,

BANK OF AMERICA, N.A., as First Lien Administrative Agent

By:	/s/ Tiffany Shin
Name:	Tiffany Shin
Title:	Assistant Vice President

[Prospect – First Lien Side Letter]

Accepted and Agreed:

PROSPECT MEDICAL HOLDINGS, INC.

By:	/s/ Samuel S. Lee
Name:	Samuel S. Lee
Title:	Chief Executive Officer

PROSPECT MEDICAL GROUP, INC.

By:	/s/ Jacob Y. Terner
Name:	Jacob Y. Terner, M.D.
Title:	Chief Executive Officer

[Prospect – First Lien Side Letter]